Exhibit 10.2
EXECUTION COPY
SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
Dated as of May 30, 2007
among
Hayes Lemmerz International, Inc.
and
HLI Operating Company, Inc.
as Grantors
and
Each Other Grantor
From Time to Time Party Hereto
and
Citicorp North America, Inc.
as Administrative Agent
and
Deutsche Bank Securities Inc.
as Syndication Agent
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

          This Second Amended and Restated Pledge and Security Agreement (this “Agreement”), dated as of May 30, 2007, by HLI Operating Company, Inc. (“U.S. Borrower”), Hayes Lemmerz International, Inc. (“Holdings”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.11 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp North America, Inc. (“CNAI”), as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”), amends and restates in its entirety the Existing Pledge and Security Agreement (as defined below). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement referred to below.
W i t n e s s e t h:
          Whereas, the U.S. Borrower, Holdings, the lenders and issuers party thereto from time to time, CNAI as administrative agent (in such capacity, the “Existing Administrative Agent”), Lehman Commercial Paper Inc., as syndication agent, and General Electric Capital Corporation, as documentation agent, are parties to the Amended and Restated Credit Agreement, dated as of April 11, 2005 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”); and
          Whereas, the Existing Credit Agreement made available to the U.S. Borrower (a) a revolving credit facility in an aggregate principal amount of up to $100,000,000 and (b) a term B loan facility in an aggregate principal amount of up to $375,000,000 and a term C loan facility in an aggregate principal amount of $150,000,000, in each case, secured by first and second-priority liens on the Collateral (as defined in the Existing Credit Agreement); and
          Whereas, the U.S. Borrower and Hayes Lemmerz Finance LLC — Luxembourg S.C.A. (the “Luxembourg Borrower” and together with the U.S. Borrower, the “Borrowers”) desire, among other things, to amend and restate the Existing Credit Agreement to establish (a) a revolving credit facility made available to each of the Borrowers in Euros and Dollars in the aggregate principal amount of up to the Dollar Equivalent of $125,000,000, (b) a new term loan facility made available to the Luxembourg Borrower in Euros, in an aggregate principal amount of up to €260,000,000 and (c) a synthetic letter of credit facility made available to the Borrowers in an amount of up to €15,000,000; and
          Whereas, the Borrowers, Holdings, the lenders and issuers party thereto from time to time, CNAI as administrative agent for the Lenders, Deutsche Bank Securities Inc. (“Deutsche Bank”), as syndication agent (in such capacity, the “Syndication Agent”) and CNAI, as documentation agent (in such capacity, the “Documentation Agent”), have entered into the Second Amended and Restated Credit Agreement, dated as of May 30, 2007 (as amended, modified, restated or supplemented, the “Credit Agreement”) which amends and restates the Existing Credit Agreement in its entirety; and
          Whereas, it is a condition precedent to the effectiveness of the amendment and restatement of the Credit Agreement that the Grantors shall have executed and delivered this Agreement to CNAI as the administrative agent for the Lenders; and
          Whereas, this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate, in its entirety, the pledge and security agreement, dated as of

April 11, 2005 (as amended prior to the date hereof, the “Existing Pledge and Security Agreement”) entered into by the Grantors in favor of the Existing Administrative Agent; and
          Whereas, (i) each Grantor hereby reaffirms the Liens granted pursuant to the Loan Documents (as defined in the Existing Credit Agreement) to the Existing Administrative Agent for the benefit of the Secured Parties (as defined in the Existing Credit Agreement), which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Secured Obligations and (ii) from and after the Effective Date, the Existing Pledge and Security Agreement shall be of no further force or effect, except to evidence the obligations incurred, the representations and warranties made, and the actions or omissions performed or required to be performed, thereunder prior to the Effective Date; and
          Whereas, each Grantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the U.S. Borrower under the Credit Agreement; and
          Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers and CNAI as the administrative agent for the Lenders to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the U.S. Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account Debtor”
“Account”
“Chattel Paper”
“Commercial Tort Claim”
“Commodity Account”
“Commodity Intermediary”
“Deposit Account”
“Document”
“Entitlement Holder”
“Entitlement Order”
“Equipment”
“Financial Asset”
“General Intangible”
“Instrument”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”

“Proceeds”
“Securities Account”
“Securities Intermediary”
“Security”
“Security Entitlement”
          (c) The following terms shall have the following meanings:
          “Additional Pledged Collateral” means all shares of, limited or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that is acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property. Notwithstanding anything in this Agreement to the contrary, “Additional Pledged Collateral” shall not include any “Excluded Property.”
          “Agreement” means this Second Amended and Restated Pledge and Security Agreement.
          “Approved Deposit Account” means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Grantor with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.
          “Approved Securities Intermediary” means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Control Account Agreement.
          “Cash Collateral Account” means any Deposit Account or Securities Account established by the Administrative Agent as provided in Section 2.3 (Cash Collateral Accounts) in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided in Section 5.2 (Accounts and Payments in Respect of General Intangibles) or 5.4 (Proceeds to be Turned Over To Administrative Agent) or the Credit Agreement.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Control Account” means a Securities Account or Commodity Account that is the subject of an effective Control Account Agreement and that is maintained by any Grantor with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

          “Control Account Agreement” means a letter agreement, substantially in the form of Annex (with such changes as may be agreed to by the Administrative Agent), executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
          “Copyright License” means any agreement whether written or oral, providing for the grant by or to any Grantor of any right to use any copyright.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
          “Deposit Account Bank” means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Deposit Account Control Agreement.
          “Deposit Account Control Agreement” means a letter agreement, substantially in the form of Annex (with such changes as may be agreed to by the Administrative Agent), executed by the Grantor, the Administrative Agent and the relevant Deposit Account Bank, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
          “Excluded Property” means (i) any permit, lease, license, contract or other agreement held by any Grantor that validly prohibits the creation by such Grantor of a Lien thereon, or any permit, lease, license; contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not removed, terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; (ii) any Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the U.S. Borrower and its Subsidiaries as a condition to the creation of any other Lien on such Equipment; (iii) any Voting Stock or Stock Equivalents of (x) the Luxembourg Borrower or any other Foreign Entity or (y) any Domestic Subsidiary substantially all of whose assets consist of Voting Stock or Stock Equivalents in one or more “controlled foreign corporations” under Section 957 of the Code, in each case, in excess of 65% of the issued and outstanding Voting Stock or Stock Equivalents of such Person; (iv) any assets of any Domestic Subsidiary substantially all of whose assets consist of Voting Stock of Stock Equivalents in one or more “controlled foreign corporations” under Section 957 of the Code; and (v) any application for Trademarks filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such Trademark pursuant to 15 U.S.C. §1051 Section (b)(1) and for which a form evidencing use of the mark in interstate commerce has not been filed pursuant to 15 U.S.C. §1051(c) or (d), but only to the extent that (and solely during the period in which) the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law.

          “Foreign Entity” means, with respect to any Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which an aggregate of more than 50% of the outstanding classes of capital stock entitled to vote is, at the time, owned by such Grantor or one or more Grantors.
          “Intellectual Property” means, collectively, all rights, title and interest of any Grantor in intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note” means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.
          “LLC” means each limited liability company in which a Grantor has an interest, including those set forth on.
          “LLC Agreement” means each operating agreement with respect to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
          “Liens” has the meaning specified in Section 2.2(a) (Grants of Security Interests in Collateral).
          “Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to such Grantor’s business.
          “Partnership” means each partnership in which a Grantor has an interest, including those set forth on.
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.
          “Patent License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
          “Pledged Collateral” means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor in excess of $300,000, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles (excluding Intellectual Property) or Investment Property; provided, however, notwithstanding anything in this Agreement to the contrary, “Pledged Collateral” shall not include any “Excluded Property.”
          “Pledged LLC Interests” means all right, title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party; provided, however, notwithstanding anything in this Agreement to the contrary, “Pledged LLC Interests” shall not include any “Excluded Property.”
          “Pledged Notes” means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on, issued by the obligors named therein.
          “Pledged Partnership Interests” means all right, title and interest of any Grantor as a limited or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party; provided, however, notwithstanding anything in this Agreement to the contrary, “Pledged Partnership Interests” shall not include any “Excluded Property.”
          “Pledged Stock” means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on; provided, however, notwithstanding anything in this Agreement to the contrary, “Pledged Stock” shall not include any “Excluded Property.”
          “Secured Obligations” means, in the case of the U.S. Borrower, the Domestic Obligations, and, in the case of any other Domestic Loan Party, the obligations of such Loan Party under the Guaranty and the Loan Documents to which it is a party.
          “Secured Parties” means the Lenders, the Administrative Agent and any other holder of any Secured Obligation.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) Unless otherwise indicated, references herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all annexes, appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.
          (h) The terms “Lender,” “Issuer,” “Administrative Agent,” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Deposit Accounts;
          (d) all Documents;
          (e) all Equipment;
          (f) all General Intangibles;
          (g) all Instruments;
          (h) all Inventory;
          (i) all Intellectual Property;
          (j) all Investment Property;
          (k) all Letter-of-Credit Rights;
          (l) all Vehicles;
          (m) the Commercial Tort Claims described on and on any supplement thereto received by the Administrative Agent pursuant to Section 4.12 (Notice of Commercial Tort Claims);
          (n) all books and records pertaining to the other property described in this Section 2.1;
          (o) all other goods and personal property of any Grantor, whether tangible or intangible and wherever located;
          (p) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and
          (q) to the extent not otherwise included, all Proceeds.
          Section 2.2 Grants of Security Interests in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor. The foregoing grants of security interests shall not include a security interest in Excluded Property; provided, however, such “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property); provided, however, that if and when any Collateral shall cease to be Excluded Property, the Administrative Agent shall be deemed to have, and all times after the date thereof to have had, a security interest in such Collateral. The continuing security interest and Lien granted above in this Section 2.2(a) (Grants of Security Interests in Collateral) by the Grantors to the Administrative Agent for the benefit of the Secured Parties are referred to as the “Liens.”
          Section 2.3 Cash Collateral Accounts
          The Administrative Agent has established a Deposit Account at Citibank, N.A., designated as “Citicorp North America, Inc. — HLI Operating Company, Inc. Concentration Account”. The Administrative Agent may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Administrative Agent (but may also have words referring to the U.S. Borrower and the account’s purpose). The U.S. Borrower agrees that each such account shall be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall be the Entitlement Holder with respect to each such Securities Account and the only Person authorized to give Entitlement Orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the U.S. Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the U.S. Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the U.S. Borrower nor any other Loan Party or Person claiming on behalf of or through the U.S. Borrower or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. Except following notice from the Administrative Agent to the U.S. Borrower during the continuance of an Event of Default the Administrative Agent agrees to cause any funds on deposit in a Cash Collateral Account to be paid at the written direction of the U.S. Borrower.
     ARTICLE III Representations and Warranties
          To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, for the benefit of the Secured Parties:
          Section 3.1 Title; No Other Liens
          Except for the Liens granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any Lien.

          Section 3.2 Perfection and Priority
          The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings and other actions specified on (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Control Account Agreements with respect to Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to Deposit Accounts (other than the Cash Collateral Account) required to be subject to a perfected security interest hereunder and (v) all appropriate filings having been made with the United States Copyright Office. Such security interests shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
          Section 3.3 Name; Jurisdiction of Organization; Chief Executive Office
          (a) Except as set forth on, within the five-year period preceding the date hereof such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.
          (b) On the date hereof such Grantor’s jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business is specified on.
          Section 3.4 Inventory and Equipment
          On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on.
          Section 3.5 Pledged Collateral
          (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by such Grantor are listed on and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on.
          (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.
          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral).
          (e) Except as provided in Section 4.5 (Control Accounts; Approved Deposit Accounts), all Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.
          (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account.
          (g) The LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest provide that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member or partner, as the case may be.
          Section 3.6 Accounts
          No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).
          Section 3.7 Intellectual Property
          (a) lists all (a) Intellectual Property owned by such Grantor and the subject of a registration or application for registration and (b) Material Intellectual Property licensed to such Grantor, separately identifying that owned by such Grantor from that licensed to such Grantor. The Intellectual Property includes all of the intellectual property rights necessary and sufficient for the conduct of the Grantor’s businesses as of the date hereof.
          (b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired (if registered) and enforceable, has not been adjudged invalid and has not been abandoned to the knowledge of such Grantor, and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.
     (c) Except as set forth in, on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any material licensing or franchising agreement pursuant to which such Grantor is the licensor or franchisor.
          (d) As of the date hereof, no final (regardless of whether or not appealable) decision or judgment has been rendered by any Governmental Authority that would limit in any material respect or cancel the validity of, or such Grantor’s rights in, any Material Intellectual Property.
          (e) Except as set forth in or Schedule 4.7 of the Credit Agreement, no action or proceeding seeking to cancel or question (other than ex parte proceedings) seeking to cancel or question (in any material respect) the validity of any Material Intellectual Property owned by a Grantor or such Grantor’s ownership interest therein is, on the date hereof, pending or, to the knowledge of such Grantor, threatened. As of the date hereof, there are no claims, judgments or settlements to be paid by any Grantor relating with respect to the Material Intellectual Property.
          Section 3.8 Deposit Accounts; Control Accounts
          The only Deposit Accounts and Securities Accounts maintained by any Grantor on the date hereof are those listed on, which sets forth such information separately for each Grantor.
          Section 3.9 Commercial Tort Claims
          The only existing or potential Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.
     ARTICLE IV Covenants
          Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Administrative Agent otherwise consents in writing:
          Section 4.1 Generally
          Such Grantor shall (a) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 (Liens, Etc.) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect, except as otherwise permitted under the Credit Agreement, and (e) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability of such Grantor to sell, assign or transfer any Collateral unless restriction would have a Material Adverse Effect.
          Section 4.2 Maintenance of Perfected Security Interests; Further Documentation
          (a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 2.2 (Grants of Security Interests in Collateral) and Section 3.2 (Perfection and Priority) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.
          (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including any authorization for the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Deposit Account Control Agreements and Control Account Agreements.
          Section 4.3 Changes in Locations, Name, Etc.
          (a) Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (i) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to showing any additional location at which Inventory or Equipment shall be kept, such Grantor shall not do any of the following:
     (i) permit any Inventory or Equipment to be kept at a location other than those listed on;
     (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3 (Name; Jurisdiction of Organization; Chief Executive Office); or
     (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
          (b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Administrative Agent, the security interest of the Administrative Agent shall be noted on the certificate of title of each Vehicle.
          Section 4.4 Pledged Collateral
          (a) Such Grantor shall (i) deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), and, at the Administrative Agent’s request, all Instruments, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex or such other documentation acceptable to the Administrative Agent and (ii) except as provided in Section 4.5 (Control Accounts; Approved Deposit Accounts), maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Administrative Agent shall have the right at any time after the occurrence of an Event of Default to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest (with the priorities contemplated herein) in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.
          (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral, result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

          (d) Such Grantor shall not grant control over any Investment Property to any Person other than the Administrative Agent.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.
          (f) Such Grantor shall not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interests of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interests or partnership interest of such Grantor as a security under Section 8-103 of the UCC.
          Section 4.5 Control Accounts; Approved Deposit Accounts
          (a) Such Grantor shall (i) deposit in an Approved Deposit Account all cash received by such Grantor, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank, a Lender or an Affiliate of a Lender; provided, however, that any Grantor may (i) maintain payroll, withholding tax and other fiduciary accounts and (ii) maintain other accounts so long as the aggregate balance in all such accounts does not exceed $5,000,000.
          (b) Such Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor under a General Intangible to make payment, or to continue to make payment, as the case may be, to an Approved Deposit Account and shall deposit in an Approved Deposit Account all Proceeds of such Accounts and General Intangibles received by such Grantor from any other Person immediately upon receipt.
          (c) In the event (i) such Grantor or any Approved Securities Intermediary or Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Approved Deposit Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Deposit Account Bank to comply with the terms of the applicable Control Account Agreement or Deposit Account Control Agreement, or (iii) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control

Account or Approved Deposit Account, as the case may be, to make all future payments to another Control Account or Approved Deposit Account, as the case may be.
          Section 4.6 Accounts
          (a) Such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
          (b) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Administrative Agent shall request no more than four such reports during any calendar year.
          Section 4.7 Delivery of Instruments and Chattel Paper
          If any amount in excess of €5,000,000 or the U.S. Dollar equivalent thereof payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp North America, Inc., as Administrative Agent”; provided, that any notes with a principal amount less than €5,000,000 or the U.S. Dollar equivalent thereof shall be pledged if the cost of obtaining such pledge is immaterial in relation to the value of the other security or guarantee to be pledged.
          Section 4.8 Intellectual Property
          (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) shall (i) continue to use each Trademark owned by such Grantor that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is then in use, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar to such Trademark unless the Administrative Agent shall obtain a security interest in such mark pursuant to this Agreement and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark is reasonably likely to become invalidated in any way; provided, that the parties acknowledge and agree that nothing in this Agreement prevents such Grantor from abandoning, discontinuing the use or maintenance of or otherwise terminating any Trademark or other Intellectual Property if such Grantor determines in its good faith business judgment that such discontinuance is desirable in the conduct of its business.
          (b) Each Grantor shall not (and not knowingly permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Patent owned by such Grantor that is Material Intellectual Property is reasonably likely to become forfeited, abandoned or dedicated to the public.
          (c) Each Grantor (i) shall not (and shall not knowingly permit any of its licensees or sublicensees thereof to) do any act or omit to do any act whereby any Copyright owned by such Grantor that is Material Intellectual Property may become invalidated and (ii) shall not (and not knowingly permit any of its licensees or sublicensees thereof to) do any act whereby any Copyright owned by such Grantor that is Material Intellectual Property is reasonably likely to fall into the public domain.
          (d) Each Grantor shall take commercially reasonable measures to protect all material trade secrets owned by such Grantor and shall not knowingly permit any licensee or sublicensee thereof to do any act, or omit to do any act, whereby any trade secret that is Material Intellectual Property is reasonably likely to become publicly available or otherwise unprotectable.
          (e) Each Grantor (either itself or through licensees) shall not knowingly do any act that uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.
          (f) Each Grantor shall notify the Administrative Agent promptly if it knows that any application or registration for any Material Intellectual Property is reasonably likely to become invalidated, cancelled, limited in scope (in any material respect), forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution (other than ex parte prosecution) of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property owned by such Grantor.
          (g) Together with the delivery of a financial statement pursuant to Section 6.1(a) or (b) of the Credit Agreement, a Grantor shall report any filing to the Administrative Agent, either by itself or through any agent, licensee or designee, of an application for the registration of any Intellectual Property. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Copyright, Patent or Trademark and the goodwill of such Grantor relating thereto or represented thereby.
          (h) Each Grantor shall take all reasonable actions deemed necessary in its reasonable business judgment, or during the occurrence or continuation of an Event of Default, as requested by the Administrative Agent, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property that is owned by such Grantor, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
          (i) In the event that any Material Intellectual Property owned by such Grantor is infringed upon or misappropriated or diluted by a third party and such misappropriation or dilution is reasonably expected to have a Material Adverse Effect, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation or dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.
          (j) Unless otherwise agreed to by the Administrative Agent, each Grantor shall execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as.
          Section 4.9 Vehicles
          Upon the reasonable request of the Administrative Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the Administrative Agent’s first priority security interest in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Administrative Agent shall deem advisable to perfect its security interest in the Vehicles.
          Section 4.10 Payment of Obligations
          Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          Section 4.11 Insurance
          Such Grantor shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance that is material to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent.
          Section 4.12 Notice of Commercial Tort Claims
          Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to containing a specific description of such Commercial Tort Claim, certified by such Grantor as true, correct and complete, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim (and the Grantor authorizes the Administrative Agent to supplement such schedule with a description of such Commercial Tort Claim if such Grantor fails to deliver the supplement described in clause (i)) and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Secured Parties, a first priority, perfected security interest in all such Commercial Tort Claims. Any supplement to delivered pursuant to this Section 4.12 (Notice of Commercial Tort Claims) shall become part of for all purposes hereunder other than, absent a written consent of the Administrative Agent, for purpose of the representations and warranties set forth in Section 3.9 (Commercial Tort Claims).
     ARTICLE V Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement and the Collateral Sharing Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) If required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over To Administrative Agent). Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.
          (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.

          (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and the Collateral Sharing Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.
          (d) It is hereby acknowledged and agreed that the Administrative Agent shall not deliver any blockage notice or similar document pursuant to any Deposit Account Control Agreement or Control Account Agreement unless an Event of Default shall have occurred and be continuing.
          Section 5.4 Proceeds to be Turned Over To Administrative Agent
          All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement and Collateral Sharing Agreement.
          Section 5.5 Registration Rights
          (a) If the Administrative Agent shall determine to exercise its right to sell any the Pledged Collateral pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          Section 5.6 Deficiency
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.
     ARTICLE VI The Administrative Agent
          Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact
          (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

     (iv) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (v) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (vi) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (vii) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or
     (viii) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Dollar Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          Section 6.2 Duty of Administrative Agent
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 6.3 Authorization of Financing Statements
          Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements or continuation statements, in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted to the Administrative Agent in connection herewith. Such financing statements may describe the collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Administrative Agent in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property” whether now owned or hereafter acquired.
          Section 6.4 Authority of Administrative Agent
          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Collateral Sharing Agreement, the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. To the extent that the Collateral Sharing Agreement conflicts with any other Loan Document with regard to the authority of the Administrative Agent, the Collateral Sharing Agreement shall control.
     ARTICLE VII Miscellaneous
          Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement.
          Section 7.2 Notices
          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the U.S. Borrower’s notice address set forth in such Section 11.8.
          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          Section 7.4 Amendment and Restatement; Effectiveness
          (a) This Agreement shall not become effective until the Effective Date.
          (b) On the Effective Date, the Existing Pledge and Security Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Pledge and Security Agreement shall thereafter be of no further force and effect except to evidence (i) the Liens granted thereunder and the incurrence by the Grantors of obligations thereunder (whether or not such obligations are contingent as of the Effective Date), (ii) the representations and warranties made by the Grantors prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to the Existing Pledge and Security Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in the Existing Pledge and Security Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the date hereof. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Pledge and Security Agreement or evidence payment or performance of all or any portion of such obligations and liabilities. Each of the Grantors hereby consents to the execution, delivery and performance of the Credit Agreement and all of the other Loan Documents executed or delivered in connection therewith.
          (c) The terms and conditions of this Agreement and the Administrative Agent’s, the Lenders’ and the Issuers’ rights and remedies under this Agreement and the other Loan Documents shall apply to (i) all of the Obligations incurred under the Credit Agreement and the Notes issued thereunder and all obligations of the Grantors incurred under the Loan Documents and (ii) all of the Obligations incurred under the Existing Credit Agreement and the Notes issued thereunder and all obligations of the Grantors incurred under the Loan Documents (as defined in the Existing Credit Agreement) (the “Existing Loan Documents”).
          (d) Each Grantor hereby reaffirms the Liens granted pursuant to the Existing Loan Documents to the Existing Administrative Agent for the benefit of the Secured Parties (as defined in the Existing Credit Agreement), which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Secured Obligations.
          (e) On and after the Effective Date, (i) all references to the Existing Pledge and Security Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents shall be deemed to refer to the Existing Pledge and Security Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Pledge and Security Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Pledge and Security Agreement, as amended and restated hereby.
          (f) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement, waiver or other modification, whether or not similar, and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended by this Agreement or any other Loan Document.
          Section 7.5 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          Section 7.6 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 7.7 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 7.8 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 7.9 Entire Agreement
          This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and each other Loan Document are subject to the terms and conditions set forth in the Collateral Sharing Agreement in all respects and, in the event of any conflict between the Collateral Sharing Agreement, this Agreement or any other Loan Document with regard to the authority of the Administrative Agent or otherwise, the terms of the Collateral Sharing Agreement shall govern.
          Section 7.10 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 7.11 Additional Grantors
          If, pursuant to Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement, the U.S. Borrower shall be required to cause any Domestic Subsidiary that is not a Grantor to become a Grantor hereunder, such Domestic Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Effective Date.
          Section 7.12 Release of Collateral
          (a) At the time provided in Section 10.8 of the Credit Agreement, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Administrative Agent shall be directed or permitted pursuant to Section 10.8 of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided, and subject to the terms and conditions set forth, in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement and, in connection therewith, the Administrative Agent, at the request and sole expense of the U.S. Borrower, shall execute and deliver to the U.S. Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the U.S. Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the U.S. Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the U.S. Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          Section 7.13 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
[Signature Pages Follow]

          In Witness Whereof, each of the undersigned has caused this Second Amended and Restated Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

Hayes Lemmerz International, Inc.
HLI Parent Company, Inc.
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC
Hayes Lemmerz International — California, Inc.
Hayes Lemmerz International — Commercial Highway, Inc.
Hayes Lemmerz International — Georgia, Inc.
Hayes Lemmerz International — Homer, Inc.
Hayes Lemmerz International — Howell, Inc.
Hayes Lemmerz International — Huntington, Inc.
Hayes Lemmerz International — Kentucky, Inc.
Hayes Lemmerz International — Laredo, Inc.
Hayes Lemmerz International — Sedalia, Inc.
Hayes Lemmerz International — Technical Center, Inc.
Hayes Lemmerz International — Wabash, Inc.
Hayes Lemmerz International Import, Inc.
HLI Brakes Holding Company, Inc.
HLI Commercial Highway Holding Company, Inc.
HLI Powertrain Holding Company, Inc.
HLI Realty, Inc.
HLI Services Holding Company, Inc.
HLI Suspension Holding Company, Inc.
HLI Wheels Holding Company, Inc.

By:	/s/ Gary Findling

Name: Gary Findling
Title: Treasurer

Accepted and Agreed
as of the date first above written:

Citicorp North America, Inc., as
Administrative Agent for the Secured Parties

By:	/s/ Keith R. Gerding

Name: Keith R. Gerding
Title: Director and Vice President

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